                                                                  EXHIBIT (p)(1)


                                CODE OF ETHICS
                                      OF
                            MEYERS INVESTMENT TRUST
                     AS AMENDED AND RESTATED JULY 14, 2000


1.   APPLICABILITY.
     -------------

     This Code of Ethics (the "Code") of Meyers Investment Trust (the "Trust"),
                               ----                                    -----
a Delaware Business Trust, is adopted by the Board of Trustees of the Trust on behalf of Meyers Pride Value Fund (the "Fund"), pursuant to Rule 17j-1 under
                                        ----
the Investment Company Act of 1940, as amended (the "Act") to establish rules of
                                                     ---
conduct for "Access Persons" (as defined in this Code) of the Trust. For purposes of this Code, Access Persons shall include: (i) any director, officer, or general partner of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities; or (ii) any director, officer, or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of securities for the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of securities.

     For purposes of this section, a person does not become an Access Person
                          -------
solely by reason of (i) normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current
                                                                 -------
recommendations or trading; or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently
-------
obtaining such knowledge.

2.   PROHIBITIONS. - Personal Transactions in Securities
     ------------    -----------------------------------

          A.    Prohibited Conduct
                ------------------

     Advance clearance must be obtained for any personal transaction in a security by an Access Person if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. For purposes of this section, a person generally is deemed to have a beneficial ownership in securities if: (i) the person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities, and/or (b) investment power, which includes the
                               ------
power to dispose of, or to direct the disposition of, the securities; and (ii)
                                                                      ---
the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities as interpreted by reference to Rule 16a-1 under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that an Access Person has or acquires. Generally, a person is deemed to have beneficial ownership if the person has the right to acquire beneficial ownership in the security within sixty (60) days, including any right to acquire the security through the exercise of any option, warrant or right; the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

            (1)     Access Persons who are not Independent Trustees
                    -----------------------------------------------

               (a) No Access Person shall buy or sell any security for his own account or for an account in which he has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

                    (i)  preclearance of the transaction has been obtained; and

                    (ii) the transaction is reported in writing to the Trust in accordance with the requirements of Section 4 below.

               (b) No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined above) and which he knows or should have known at the time of such purchase or sale;

                    (i)  is being considered for purchase or sale by the Trust;
                         (for purposes of this subsection, a security is "being
                                               ----------
                         considered for purchase or sale" when a recommendation
                         to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation); and

                    (ii) is being purchased or sold by the Trust.

               (c) No Access Person shall recommend any securities transaction by the Trust without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation:

                    (i) his direct or indirect beneficial ownership of any securities of such issuer;

                    (ii) any contemplated transaction by such person in such securities;

                    (iii) any position with such issuer or its affiliates; and

                    (iv) any present or proposed business relationships between such issuer or its affiliates and such person or any party in which such person has a significant interest.

               (d) No Access Person shall, directly or indirectly in connection with the purchase or sale of any securities held or to be acquired by the Trust:

                    (i) employ any device, scheme or artifice to defraud the Trust;

                    (ii) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

                    (iii) engage in any act, practice or course of business
                          which operates or would operate as a fraud or deceit upon the Trust.

     For purposes of this section, the term "security" shall have the meaning
                          -------
set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States, short term securities which are "government securities" as defined in Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments, as designated by the Board of Trustees of the Trust.

            (2)   Access Persons who are Independent Trustees
                  -------------------------------------------

     An Access Person, who is an independent trustee and not an "interested person" as defined in the Act (an "Independent Trustee"), shall be required to report a transaction on Attachment A attached hereto, only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his/her official duties as trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased, or sold by such company or was being considered for purchase or sale by such company or its investment adviser.

          B.    Personal Securities Trading
                ---------------------------

          (1) Each Access Person of the Trust who engages in securities trades on his or her own behalf is required to instruct his or her broker(s) to forward copies of all confirmations and account statements to be received within ten
(10) days following the date of such purchase, to the Designated Supervisory Person. Copies of all such letters to brokers must also be forwarded to the Compliance Officer.

          (2) Confirmations and statements are required for all accounts in which the Access Persons may be deemed under law to be the "beneficial owner" (as defined above) in Section 2.A of the securities being traded. Following is a list of accounts which should be included:

     . Any relative who shares your household, including but not limited to your spouse and your children (including minor children);

     . A trust in which you have a beneficial interest, unless you have no direct or indirect control over the trust;

     .  A trust under which you are a trustee;

     .  A revocable trust as to which you are a settlor;

     . A Corporation (excluding companies affiliated with the company) of which you are an officer, director of 10% or greater stockholder; or

     . A partnership of which you are a partner (including most investment clubs) unless you have no direct or indirect control over the partnership.

          (3) In addition to your broker's providing information on trades as set forth above, each Access Person must submit a report on the form attached hereto as Attachment A to the Designated Supervisory Person within ten (10) days after each calendar quarter end.

          C.    Restrictions and Limitations on Personal Securities Transactions
                ----------------------------------------------------------------

     The following restrictions and limitations govern investments and personal securities transactions by Access Persons, except Independent Trustees. All restrictions and limitations contained in this section 2C are applicable to all Access Persons except Independent Trustees:

          (1) Private placements of any kind may only be acquired with special permission from the Designated Supervisory Person and Compliance Officer, and, if approved, will be subject to continuous monitoring for possible future conflict. Any Access Person wishing to request approval for private placements must complete an Access Person Preclearance Request Form and submit the form to the Designated Supervisory Person and Compliance Officer. A copy of this form, which may be revised from time to time, is attached hereto as Attachment E. Where the Designated Supervisory Person and Compliance Officer approves any acquisition of private placements, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years after the end of the fiscal year in which the approval was granted.

          (2) Access Persons may only acquire a security in an Initial Public Offering (IPO) with special permission of the Designated Supervisory Person and Compliance Officer, and if approved, will be subject to continuous monitoring for possible future conflict. Any Access Person wishing to request approval for an IPO must complete an Access Person Preclearance Request Form, as described above, and submit the form to the Designated Supervisory Person and Compliance Officer. Where the Designated Supervisory Person and Compliance Officer approves any acquisition of IPOs, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years after the end of the fiscal year in which the approval was granted.

          (3) Any Access Person who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such Access Person is involved in consideration of any subsequent investment decision regarding any security of that issuer or its affiliate. In such event, the final investment decision shall be independently reviewed by the Compliance Officer. Written records of any such circumstance shall be maintained and sent to the Designated Supervisory Person.

       D.     Preclearance Requirement
              ------------------------

          (1)   Procedures
                ----------

     The Designated Supervisory Person is designated by the Trust to monitor the overall compliance with this Code. As of the date hereof, the Designated Supervisory Person is Laila Poveda. The Compliance Officer is designated by the Trust to provide final review and approval with respect to the compliance with this Code. As of the date hereof, the Compliance Officer is Kathleen McGinnis. The designations included herein made by the Trust may be amended from time to time.

            (a) From Whom Obtained
                ------------------

     Subject to the limitations and restrictions of Subsection 2.C. above, advance preclearance of a personal transaction in a security must be obtained from both the Designated Supervisory Person and Compliance Officer of the Trust.

     Prior to obtaining the signature of the Compliance Officer, the form must be approved by the Designated Supervisory Person.

     The Compliance Officer will not sign unless the approval of the Designated Supervisory Officer is indicated on the form. The Trust has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned preclearance procedures.

               (b)  Time of Preclearance
                    --------------------

     All approved securities transactions must take place (prior to 4:00 p.m.
EST) within five business days from and including the date on which complete advance preclearance is obtained. If the transaction is not completed on the final day of preclearance, a new preclearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted under the Code of Ethics. If it is determined that a trade was completed before approval, it will be considered a violation of the Code of Ethics.

               (c)  Form
                    ----

     Preclearance must be obtained by completing and signing the Access Person Preclearance Request Form provided (as described above) for that purpose by the Trust and obtaining signatures as indicated in sub-section 2.D.(1)(a) above.

               (d)  Filing
                    ------

     After all required signatures are obtained, the Access Person Preclearance Request Form must be filed with the Designated Supervisory Person by noon of the day prior to execution of such trade, for filing in the respective individual's Code of Ethics file and a copy forwarded to the Compliance Officer for final review and approval, as described below. A copy is retained by the Access Person for his or her records. (If a preclearance request is denied, a copy of the form will be maintained with the Designated Supervisory Person.)

            (2)     Factors Considered in Preclearance of Personal Transactions
                    -----------------------------------------------------------

     In addition to the limitations and restrictions set forth in this Code, the Compliance Officer, in keeping with the general principles and objectives of this Code of Ethics, may refuse to grant preclearance of a personal transaction in his/her sole discretion without being required to specify any reason for the refusal. Generally, the Compliance Officer will consider the following factors in determining whether or not to clear a proposed transaction:

               (a) Whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the security.

               (b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any of its clients.

               (c) Whether the transaction is non-volitional on the part of the individual.

3.   EXEMPT TRANSACTIONS.
     -------------------

          A.   The Prohibitions Described In This Code, Shall Not Apply To:
               -----------------------------------------------------------

               (i) purchases of sales effected in any account over which the Access Person has no direct or indirect influence or control;

               (ii) purchases or sales of securities which are not eligible for purchases or sale by the Trust;

               (iii) purchases or sales that are non-volitional on the part of the Access Person;

               (iv) purchases that are part of an automatic dividend reinvestment plan;

               (v) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

               (vi) any securities transaction, or series or related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion; or

               (vii) purchases or sales for which the Access Person has received prior approval from the Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code, Rule 17j-1 and Section 17(j) of the Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Trust because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Trust.

          B.   Exempt Securities
               -----------------

               (a) The securities listed below are exempt from the restrictions of Section 2.C., the preclearance requirement of Section 2.D., and the quarterly and annual reporting requirements of
                          ---
                    Section 4. Therefore, it is not necessary to obtain preclearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

               (i)   U.S. Government Securities;

               (ii)  Bank Certificates of Deposit;

               (iii) Bankers' Acceptances;

               (iv)  Commercial Paper;

               (v) Open-end investment companies (mutual funds) (Closed-end funds must be pre-approved).

          C.   Exemption from Preclearance Requirement
               ---------------------------------------

     Preclearance is not required for any account over which the Access Person has no influence or control. In case of doubt, the Access Person may state on the Transaction/New Account Report of Securities Transaction form that he or she disclaims any beneficial ownership in the securities involved.

4.   REPORTING.
     ---------

     All Access Persons must submit the reports attached hereto and as set forth below. Attached hereto as Attachment C, is an Access Person List, which provides a list of Access Persons of the Trust. In addition, a Certification to the Board of Trustees as described below must be submitted on Attachment D.

               (a)  Initial and Annual Holdings Reports (Attachment B)
                    --------------------------------------------------

     All Access Persons must file a completed Initial and Annual Holdings Report (to be updated by filing a Transaction/New Account Report, in the form of Attachment A hereto, within ten calendar days (10) of commencement of their employment, or otherwise becoming subject to this Code, and thereafter on an annual basis following the end of the calendar year in compliance with Rule 17j-
1. The information must be current as of a date not more than 30 days before the report is submitted.

     New employees will be required to provide a listing of all non-exempt securities holdings, as of the date of commencement of employment, as well as a listing of all outside brokerage accounts.

               (b)  Transaction/New Account Report (Attachment A)
                    ---------------------------------------------

     All Access Persons must file a completed Transaction/New Account Report, in the form of Attachment A hereto, within ten (10) calendar days after (i) opening an account with a broker, dealer or bank in which covered securities are held, or (ii) entering into any personal securities transactions in which an Access Person has any direct or indirect beneficial ownership.

     Access Persons must file a Report during the time frame described above, even if such person made no purchases or sales of securities during the period covered by the report. Any officer or trustee exempt from preclearance is subject to the quarterly reporting requirements.

               (c)  Quarterly Transaction Reports (Attachment A)
                    --------------------------------------------

     Rule 17j-1 requires Access Persons to report personal securities transactions to the Designated Supervisory Person at least quarterly ("quarterly transaction reports") by filing a completed Transaction/New Account Report. Quarterly transaction reports are required to be submitted no later than ten calendar (10) days after the end of the calendar quarter.

               (d)  Access Person Certification Form (Attachment D)
                    -----------------------------------------------

     In accordance with the Access Person Certification Form (the
"Certification"), attached hereto as Attachment D, all Access Persons and all employees of the Trust must certify that they have read thoroughly, understand and agree to abide by the conditions set forth in the Trust's Code of Ethics.

5.   SANCTIONS.
     ---------

     If a determination is made that an Access Person has committed a violation of this Code, the officer or trustee of the Trust shall bring the matter to the attention of the counsel to the Trust, who shall then report the matter to the Board of Trustees of the Fund, who may impose such sanctions as it deems appropriate, or other actions may be taken, including but not limited to, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. An Access Person may also be required to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated and shall be forwarded to a charitable organization. The Board of Trustees, in its sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment of any employee.

     In addition to these penalties, violations by employees may lead to both public embarrassment of the Trust and significant legal liability.

6.   ADMINISTRATION OF CODE OF ETHICS
     --------------------------------

     On a quarterly basis, the Board of Trustees of the Fund shall be provided with a written report by the Fund that describes any new issues arising under the Code of Ethics, including information on material violations of the Code of Ethics or procedures and sanctions imposed, and annually, the Fund must certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

7.   CONFIDENTIALITY.
     ---------------

     All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation.

8.   OTHER LAWS, RULES AND STATEMENTS OF POLICY.
     ------------------------------------------

     Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Trust.

9.   FURTHER INFORMATION.
     -------------------

     If any person has any question with regard to the applicability of the provisions of this Code, generally or with regard to any securities transaction or transactions, he should consult the Designated Supervisory Person, or in the absence of the Designated Supervisory Person, the Compliance Officer of the Trust.

10.  EFFECTIVE DATE.
     --------------

     All employees, officers and trustees of the Trust (whether or not Access Persons) are required to sign a copy of this Code indicating their agreement to abide by the terms of this Code.

     In addition, all employees, officers and trustees of the Trust will be required to certify annually that (i) they have read and understand the terms of this Code of Ethics and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code of Ethics, including but not limited to the reporting of all brokerage accounts, the preclearance for Access Persons and all non-exempt personal securities transactions in accordance with this Code.

                                 Attachment A
                                 ------------

                            MEYERS PRIDE VALUE FUND
                        Transaction/New Account Report
                          of Securities Transactions
                   for Quarter Ending ________________, 2000

To: Kathy McGinnis

During the quarter referred to above, the following transactions were effected in securities which are required to be reported by the Trust's Code of Ethics, on behalf of the Fund, and Rule 17j-1 under the Investment Company Act of 1940, as amended, where I had, or by reason of such transactions acquired, direct or indirect beneficial ownership.

Note: In lieu of entering the information requested below, you may attach a copy of each confirmation statement or monthly account statements from the broker, dealer, or bank maintaining your securities account(s).

---------------------------------------------------------------------------------------------------------------------
NAME OF           DATE ACCOUNT    TRADE DATE    PURCHASE OR    NO. OF SHARES OR      PURCHASE/SALE     BROKER, DEALER
SECURITY/CUSIP    ESTABLISHED                   SALE           PRINCIPAL AMOUNT      PRICE             OR BANK
NUMBER                                                         OF SECURITY
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

Fill out all trade details completely. The date should include the month, day and year. If no reportable transactions have occurred, please answer NONE.

This report excludes (1) transactions of which I had no direct or indirect influence or control, (2) other transactions not required to be reported (i.e., U.S. Government securities, commercial paper, bank obligations and shares in open end investment companies), and (3) is not an admission that I have or had any direct beneficial ownership of the securities listed above.

______________________                    _______________________
Date Filed                                Signature

______________________                    _______________________
Reason for Approval                       Print Name

______________________                    _______________________
Approval Date                             Title

                                          Permission Denied_____________________

                                          Denial Date___________________________

                                 Attachment B
                                 ------------

                            MEYERS INVESTMENT TRUST
                                Code of Ethics

                      INITIAL AND ANNUAL HOLDINGS REPORT
Name/Address
of Broker-       Account   Account   Security      Date Account  Number of
Dealer or Bank   Name      Number    Description   Established   Securities Held
--------------   ----      ------    -----------   -----------   ---------------



     Attached are the Covered Securities/1/ beneficially owned by me as of the date of this Initial and Annual Holdings Report.

_____________________
Print or Type Name

_____________________
Signature

_____________________
Date

________________________

/1/ Covered Security means a security as defined in section 2(a)(36) of the Act
    [15 U.S.C.80a-2(a)(36)], except that it does not include:

          (i)    Direct obligations of the Government of the United States;
          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
          (iii)  Shares issued by open-end funds.

                                 Attachment C
                                 ------------

                            MEYERS INVESTMENT TRUST
                              ACCESS PERSON LIST

     Below is a list of Access Persons, as defined in Rule 17j-1 of the Investment Company Act of 1940, as amended, under the Meyers Investment Trust Code of Ethics.

     ACCESS PERSONS INCLUDE: ANY DIRECTOR, OFFICER, OR GENERAL PARTNER OF THE FUND OR OF THE FUND'S INVESTMENT ADVISER, OR ANY EMPLOYEE OF THE FUND OR OF THE FUND'S INVESTMENT ADVISER OR ANY DIRECTOR, OFFICER, OR GENERAL PARTNER OF THE PRINCIPAL UNDERWRITER OF THE FUND/1/



Dated: _________________, 2000.

___________________

/1/ The actual names of the Access Persons will be provided supplementally. A list of such names will be kept with the Board of Trustees of the Trust, and may be amended from to time, as required.

                                 Attachment D
                                 ------------

                            MEYERS INVESTMENT TRUST
                                Code of Ethics

              INITIAL AND ANNUAL CERTIFICATION BY ACCESS PERSONS

                                      AND

                CERTIFICATION TO MEYERS PRIDE VALUE FUND BOARD

     Meyers Investment Trust (the Trust) requires that all trustees, officers and employees of the Trust (Access Persons) certify that they have read thoroughly, understand and agree to abide by the conditions set forth in the Trust's Code of Ethics (the Code). If such employees are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports to the Designated Supervisory Person, listing all personal securities transactions in Covered Securities/1/ for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. Access Persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions to be received within ten (10) days following the date of such purchase, directly to the Designated Supervisory Person, with copies of same to the Compliance Officer, who compares them to the required Transaction/New Account Reports. Additionally, the Designated Supervisory Person undertakes a quarterly review of all Access Person's personal securities transactions.

     I have read and understand the Code of Ethics. I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

______________________________                                      ____________
Type or Print Name                                                  Date

______________________________
Signature of Access Person

The undersigned hereby certifies that the Trust has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating the Trust's Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

_______________________                                   ___________,2000
Designated Supervisory Person/Meyers Investment Trust          Date

___________________

/1/   Covered Security means a security as defined in section 2(a)(36) of the
Act [15 U.S.C.80a-2(a)(36)], except that it does not include:

          (i)    Direct obligations of the Government of the United States;
          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
          (iii)  Shares issued by open-end funds.

                                 Attachment E
                                 ------------

                    ACCESS PERSON PRECLEARANCE REQUEST FORM
                    ---------------------------------------

     Designated Supervisory Person:

     On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself and my immediate family sharing the same household, adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, trusts of which I am trustee or another account in which I have a beneficial ownership or legal title, and which are required to be pre-approved pursuant to the Code of Ethics of Meyers Investment Trust.

         (Use approximate dates and amounts of proposed transactions.)

-----------------------------------------------------------------------------------------
 Name of       Proposed     No. of       Dollar       Nature of      Broker/       Price
 Security      Date of     Shares or    Amount of    Transaction    Dealer or
             Transaction   Principal   Transaction    (Purchase,      Bank
                            Amount                   Sale, Other)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------


                                              Print
                                              Name:_____________________________


                                              Title:____________________________

Date
Filed: ____________________________           Signature:________________________



Reason Permission                             Permission Denied:________________
Granted:__________________________


Approval                                      Denial
Date:_____________________________            Date:_____________________________